Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2019 RESULTS
SUNNYVALE, CALIF. January 9, 2020 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2019 financial results ahead of its participation at the 38th Annual JP Morgan Healthcare Conference on January 14-15, 2020, in San Francisco, California.
Financial and Operational Highlights
•Fourth quarter 2019 worldwide da Vinci procedures increased approximately 19% compared with the fourth quarter of 2018. Full year 2019 worldwide da Vinci procedures increased approximately 18% compared with 2018.
•Preliminary fourth quarter 2019 revenue of $1.278 billion grew 22% compared with $1.047 billion for the fourth quarter of 2018. Preliminary 2019 revenue of $4.479 billion grew 20% compared with $3.724 billion for 2018.
•The Company shipped 336 da Vinci Surgical Systems in the fourth quarter of 2019 compared with 290 in the fourth quarter of 2018. The Company shipped 1,119 da Vinci Surgical Systems in 2019, compared with 926 systems in 2018.
•In November 2019, the Company received U.S. Food and Drug Administration clearance for the SynchroSeal instrument and E-100 generator. SynchroSeal is a single-use, bipolar, electrosurgical instrument intended for grasping, dissection, sealing, and transection of tissue that offers enhanced versatility to our da Vinci Energy portfolio. The E-100 generator is an electrosurgical generator developed to power two key instruments - Vessel Sealer Extend and SynchroSeal - on the da Vinci X and Xi Surgical Systems.
Preliminary Results
The Company expects fourth quarter 2019 revenue of approximately $1.278 billion, an increase of 22% compared with $1.047 billion in the fourth quarter of 2018. The Company expects 2019 revenue of approximately $4.479 billion, an increase of 20% compared with $3.724 billion in 2018. The unaudited results in this press release are preliminary and subject to the completion of the Company’s annual independent audit and, therefore, are subject to adjustment.
Preliminary fourth quarter 2019 instrument and accessory revenue increased 24% to approximately $671 million, compared with $539 million in the fourth quarter of 2018. Preliminary full year 2019 instrument and accessory revenue increased 23% to approximately $2.408 billion, compared with $1.962 billion for 2018. Fourth quarter and full year 2019 instrument and accessory revenue growth was primarily driven by growth in da Vinci procedure volume.
Fourth quarter 2019 da Vinci procedures increased approximately 19% compared with the fourth quarter of 2018. In 2019, approximately 1,229,000 surgical procedures were performed with da Vinci Surgical Systems, an increase of approximately 18% compared with approximately 1,038,000 surgical procedures performed with da Vinci Surgical Systems in 2018. The growth in our overall procedure volume in 2019 was primarily driven by growth in U.S. general surgery procedures and worldwide urologic procedures. The Company expects worldwide da Vinci procedures to increase approximately 13% to 16% in 2020.
Preliminary fourth quarter 2019 systems revenue increased 22% to approximately $416 million, compared with $341 million in the fourth quarter of 2018. Preliminary full year 2019 systems revenue increased 19% to approximately $1.346 billion, compared with $1.127 billion in 2018. The Company shipped 336 da Vinci Surgical Systems in the fourth quarter of 2019, compared with 290 systems in the fourth quarter of 2018. The fourth quarter 2019 system shipments included 126 shipped under operating lease and usage-based arrangements, compared with 84 in the fourth quarter of 2018. The Company shipped 1,119 da Vinci Surgical Systems in 2019, compared with 926 systems in 2018. The 2019 system shipments included 384 systems shipped under operating lease and usage-based arrangements, compared with 229 systems in 2018.
Commenting on the announcement, Intuitive CEO Gary Guthart said, “We are pleased with our fourth quarter procedure growth, system placements, and the financial results that follow. As we enter 2020, we remain focused on innovation across our ecosystem of products and working collaboratively with our customers to support best in class robotics programs.”
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
The Company is scheduled to present at the 2020 JP Morgan Healthcare Conference on January 14, 2020, at 10:30 a.m. Pacific Time. The Company is scheduled to report its fourth quarter 2019 results during a conference call on January 23, 2020, at which point the Company will discuss the 2019 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive website.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. At Intuitive, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci® surgical system and the IonTM endoluminal system.
Da Vinci®, da Vinci X®, da Vinci Xi®, IonTM, and SynchroSealTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company's website at www.intuitive.com.
Forward-Looking Statements
The Company has not filed its Form 10-K for 2019. As a result, all financial results described in this press release should be considered preliminary and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time that the Company is in a position to complete these filings. Actual results could differ materially from these preliminary results.
This press release contains forward-looking statements, including statements regarding the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2019, expected procedure growth in 2020 and the Company’s focus on innovation across its ecosystem of products. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: completion of the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit procedures; the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products, including, but not limited to, Intuitive's Ion endoluminal, da Vinci SP surgical system, and 3rd generation stapling platform; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company's completion of and ability to successfully integrate the acquisition of Schölly Fiberoptic's robotic endoscope business; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company operates; risks associated with our operations outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company's reliance on sole and single source suppliers; the results of legal proceedings to which the Company is or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the Company’s ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors under the heading “Risk Factors” in the Company’s report on Form 10-K for the year ended December 31, 2018, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.